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                                                                    EXHIBIT 10.3

April 13, 2006

Macquarie Infrastructure Company Inc.
600 Fifth Avenue, 21st Floor
New York, NY 10020

Attention: Peter Stokes

   RE: MACQUARIE INFRASTRUCTURE COMPANY'S ACQUISITION OF TRAJEN HOLDINGS, INC.

Ladies and Gentlemen:

You have advised Macquarie Bank Limited ("MBL") that your subsidiary, Macquarie
FBO Holdings LLC, a Delaware corporation ("MFBO"), the parent company of North
America Capital Holding Company ("NACH", or "Borrower"), a Delaware corporation, intends to enter into a Purchase and Sale Agreement with Trajen Holdings, Inc.
("Trajen") and the Stockholders thereof regarding an acquisition of Trajen. The purchase price is $331,050,000 plus the costs to acquire Trajen (as defined in the Purchase Agreement).

You have also advised MBL that the financing for the acquisition will comprise of (i) additional equity investment by Macquarie FBO Holdings LLC to Borrower and (ii) an increase in Borrower's term loan facility up to $180 million ("Term
Facility" and together with NACH's revolving credit facilty, the "Senior Credit
Facilities"). The financing of the acquisition will also include an additional
$35,000,000 backstop facility which shall be available to acquire the existing loans from any current lender to NACH that does not consent to an increase in NACH's Senior Credit Facilities ("Backstop Facility"). The acquisition and financing and all related transactions are hereinafter collectively referred to as the "Transaction."

In connection with the foregoing, MBL is pleased to advise you of its commitment to provide $35,000,000 of the incremental principal amount of the Term Facility and is also committed to provide $5,000,000 of the Backstop Facility, all upon and subject to the terms and conditions set forth in this letter and in the Loan
Facilities Term Sheet attached as Exhibit A hereto and incorporated herein by this reference (the "Term Sheet" and, together with this letter agreement and the Fee Schedule attached as Exhibit B, the "Commitment Letter"). All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Term Sheet.

The commitment of MBL hereunder and the undertaking of MBL to provide the services described herein are subject to and conditional upon the satisfaction of each of the conditions precedent specified in the Term Sheet in a manner acceptable to MBL and the negotiation, execution and delivery of definitive documentation (the "Credit Documentation") for the Senior Credit Facilities consistent with the Term Sheet and otherwise satisfactory to MBL.

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MBL and the Mandated Lead Arrangers ("MLA's"), (together, the "Underwriters")
intend to commence syndication of the Senior Credit Facilities promptly upon execution of the Purchase and Sale Agreement. You agree to actively assist, and to cause the Borrower to actively assist, the Underwriters in achieving a syndication of the Senior Credit Facilities that is satisfactory to the Underwriters and you. Such assistance shall include (a) your providing and causing your advisors to provide the Underwriters and the other Lenders upon request with all information reasonably deemed necessary by the Underwriters to complete syndication, including, but not limited to, information and evaluations prepared by you, the Borrower and your and their advisors, or on your or their behalf, relating to the Transaction, (b) your assistance in the preparation of an Information Memorandum to be used in connection with the syndication of the Senior Credit Facilities, (c) using your commercially reasonable efforts to ensure that the syndication efforts of the Underwriters benefit materially from your existing lending relationships and the existing banking relationships of the Borrower, and (d) otherwise assisting the Underwriters in their syndication efforts, including by making your officers and advisors and the officers and advisors of the Borrower available from time to time to attend and make presentations regarding the business and prospects of the Borrower at one or more meetings of prospective Lenders.

It is understood and agreed that the Underwriters will manage and control all aspects of the syndication in consultation with you, including decisions as to the selection of prospective Lenders (with your consent, not to be unreasonably withheld) and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Senior Credit Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein in the Term Sheet, or in any other document executed concurrently with this letter.

Prior to you or any of your affiliates arranging, awarding, syndicating or issuing (or attempting to arrange, award, syndicate or issue) any commercial bank or other credit facilities for the acquisition of fixed base operations, airport management or similar airport service businesses (the "Other
Financing"), or announcing any such arrangement, award, syndication or issuance, at any time from the date of this Letter Agreement until the earlier of (a) the date on which general syndication of the Senior Credit Facilities has been completed and MBL has reduced its commitment under the Senior Credit Facilities to a maximum final hold of $50 million ("Successful Syndication") and (b) the date that is 90 calendar days after the launch of syndication (to be commenced no later than May 1, 2006), you agree to consult with the Underwriters in good faith and use commercially reasonable endeavors to ensure that there is no competition between the marketing of the Senior Credit Facilities and the Other
Financing. The foregoing sentence shall not limit the ability of you or any affiliate to restructure or amend any debt facility or other facility evidencing debt of any affiliate (provided that such restructuring, consent or amendment does not increase the aggregate amount of loans or commitments thereunder).

You hereby represent, warrant and covenant that (a) all information, other than Projections (as defined below), which has been or is hereafter made available to MBL or the Lenders by you or any of your representatives (or on your or their behalf) or by the Borrower or any of its subsidiaries or representatives (or on their behalf) in connection with any aspect of the

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Transaction (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made and (b) all financial projections concerning the Borrower that have been or are hereafter made available to MBL or the Lenders by you or any of your representatives (or on your or their behalf) or by the Borrower or any of its subsidiaries or representatives (or on their behalf) (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions (it is understood and acknowledged, however, that such Projections are based upon a number of estimates and assumptions and are subject to significant business, economic and competitive uncertainties and contingencies and that, accordingly, no assurances are given and no representations, warranties or covenants are made that any of the assumptions are correct, that such Projections will be achieved or that the forward-looking statements expressed in such Projections will correspond to actual results). You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the date of the initial borrowing under the Senior Credit Facilities (the "Closing Date") so that the representation, warranty and covenant in the immediately preceding sentence is correct on the Closing Date. In issuing this commitment and in arranging and syndicating the Senior Credit Facilities, MBL is and will be using and relying on the Information.You agree that you have not relied on the Information provided by MBL and have satisfied yourself in respect of all matters relevant to this financing and the Transaction.

You agree to indemnify and hold harmless MBL, each Lender and each of their related parties, affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified
Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any similar transaction and any of the other transactions contemplated thereby or (b) the Senior Credit Facilities and any other financings, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, bad faith or willful misconduct. The parties agree that this indemnity continues to apply except to the extent expressly agreed between the parties under the terms of the Transaction. You also agree that no Indemnified Party shall have any liability
(whether direct or indirect, in contract, tort or otherwise) to you or your subsidiaries or affiliates or to you or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified
Party's gross negligence, bad faith or willful misconduct. It is further agreed that MBL shall only have liability to you (as opposed to any other person), that MBL shall be liable solely in respect of its own commitment to the Senior Credit
Facilities on a several, and not joint, basis with any other Lender and that such liability shall only arise to the extent damages have been caused by a breach of MBL's obligations

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hereunder to negotiate in good faith definitive documentation for the Senior
Credit Facilities on the terms set forth herein as determined in a final non-appealable judgment by a court of competent jurisdiction. In the event that any claim or demand by a third party for which you may be required to indemnify an Indemnified Party hereunder (a "Claim") is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall as promptly as practicable notify you in writing of such Claim, and such notice shall specify (to the extent known) in reasonable detail the amount of such Claim and any relevant facts and circumstances relating thereto; provided, however, that any failure to give such prompt notice or to provide any such facts and circumstances shall not constitute a waiver of any rights of the Indemnified Party, except to the extent that the failure was other than inadvertent and the rights of the Indemnifying Party are actually prejudiced thereby.

You shall be entitled to appoint counsel of your choice at your expense to represent an Indemnified Party in any action for which indemnification is sought
(in which case you shall not thereafter be responsible for the fees and expenses of any separate counsel retained by that Indemnified Party except as set forth below); provided, however, that such counsel shall be satisfactory to such Indemnified Party. Notwithstanding your election to appoint counsel to represent an Indemnified Party in any action, such Indemnified Party shall have the right to employ separate counsel (including local counsel, but only one such counsel in any jurisdiction in connection with any action), and you shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by you to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and you and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to you; (iii) you shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such action; or (iv) you shall authorize the Indemnified
Party to employ separate counsel at your expense. You shall not be liable for any settlement or compromise of any action or claim by an Indemnified Party affected without your prior written consent, which consent shall not be unreasonably withheld.

All payments to be made under the Commitment Letter shall be paid in the currency of invoice and in immediately available, freely transferable cleared funds to such account with such bank as Lenders notify to the Company, and shall be paid without (and free and clear of any deduction for) set-off or counter-claim and without any deduction or withholding for or on account of tax
(a "Tax Deduction") unless a Tax Deduction is required by law. If a Tax
Deduction is required by law to be made, the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

This Commitment Letter (including its Exhibits A and B) and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with the Transaction, Trajen, or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Term Sheet (Exhibit A) but not the Fee Schedule (Exhibit B)), after your acceptance of this Commitment Letter, in filings

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with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. MBL shall be permitted to use information related to the syndication and arrangement of the Senior Credit Facilities in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications; provided, that any press release or public announcement shall not be made without your prior written consent, not to be unreasonably withheld. MBL hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), it is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow MBL to identify you in accordance with the Act.

You acknowledge that MBL or its affiliates may be providing financing or other services to parties whose interests may conflict with yours. MBL agrees that it will not furnish confidential information obtained from you to any of its other customers and that it will treat confidential information relating to you, the Borrower and your and their respective affiliates with the same degree of care as it treats its own confidential information. MBL further advises you that it will not make available to you confidential information that it has obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that MBL is permitted to access, use and share with any of its bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you, the Borrower or any of your or its respective affiliates that is or may come into the possession of MBL or any of such affiliates.

The provisions of the immediately preceding seven paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facilities shall be executed and delivered, and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of MBL hereunder; provided, however, that you shall be deemed released of your reimbursement and indemnification obligations hereunder upon the execution of all definitive documentation for the Senior Credit Facilities and the initial extension of credit thereunder.

This Commitment Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter by telecopier, e-mail or facsimile shall be effective as delivery of a manually executed counterpart thereof.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you and MBL hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim
(whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Term Sheet), the Transaction and the other transactions contemplated hereby and thereby or the actions of MBL in the negotiation, performance or enforcement hereof. The commitments and undertakings of MBL may be terminated by us if you fail to perform your obligations under this Commitment Letter on a timely basis.

This Commitment Letter, together with the Term Sheet, embodies the entire agreement and understanding among MBL, you, and your affiliates with respect to the Senior Credit Facilities and supersedes all prior agreements and understandings relating to the specific matters hereof.

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However, please note that the terms and conditions of the commitment and undertakings of MBL hereunder are not limited to those set forth herein or in the Term Sheet. Those matters that are not covered or made clear herein or in the Term Sheet are subject to mutual agreement of the parties. No party has been authorized by MBL to make any oral or written statements that are inconsistent with this Commitment Letter.

This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

This Commitment Letter and all commitments and undertakings of MBL hereunder will expire at 5:00 p.m. (New York City time) on April 18, 2006 unless you execute this Commitment Letter and return it to us prior to that time.
Thereafter, all commitments and undertakings of MBL hereunder will expire on the earliest of (a) 60 days after the date of this letter, unless the definitive documents for the financing of the Transaction have been executed and delivered, and (b) the acceptance by you or any of your affiliates of an offer for all or any substantial part of the capital stock or property and assets of the Borrower and their subsidiaries other than as part of the Transaction. In consideration of the time and resources that MBL will devote to the Senior Credit Facilities, you agree that, until such expiration, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement or arrangement of any competing senior credit facilities for the Borrower and their subsidiaries with respect to the matters addressed in this letter.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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We are pleased to have the opportunity to work with you in connection with this important financing.

                                        Very truly yours,

                                        MACQUARIE BANK LIMITED


                                        By: /s/ John Anthony
                                            ------------------------------------
                                        Name: John Anthony
                                        Title: Manager, Investment Banking Group


                                        By: /s/ Tim Hallam
                                            ------------------------------------
                                        Name: Tim Hallam
                                        Title: Associate Director,
                                               Investment Banking Group


ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

MACQUARIE INFRASTRUCTURE COMPANY INC.


By: /s/ Peter Stokes
    ---------------------------------
Name:  Peter Stokes
Title: Chief Executive Officer
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                                    EXHIBIT A

                   INDICATIVE SUMMARY OF TERMS AND CONDITIONS

                                 13 APRIL, 2006

The terms and conditions contained in the documents in respect of the existing
Loan Agreement will apply equally to this transaction, subject only to those variations and amendments which are expressly identified in this Indicative
Summary of Terms and Conditions. Capitalized expressions in this document which are not otherwise defined are to be attributed the same meaning as provided in Appendix A to the existing Loan Agreement.

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
I. THE PARTIES

1. Borrower                          North America Capital Holding Company
                                     ("NACH") whose sole business is the
                                     ownership of entities ("Project Entities")
                                     that operate Fixed Base Operations
                                     ("FBO's"), and manage airports and is
                                     seeking to acquire Trajen Holdings, Inc.
                                     ("Trajen").

2. Purpose                           To amend the existing $305 million Loan
                                     Agreement dated December 12, 2005 and to
                                     provide an additional $180 million of debt
                                     needed to fund a portion of the Trajen
                                     acquisition costs.

3. Equity Investor                   Macquarie FBO Holdings LLC, a Delaware
                                     limited liability company, indirectly 100%
                                     owned by Macquarie Infrastructure Company
                                     Trust, a New York Stock Exchange listed
                                     entity ("MIC").

4. Lead Arrangers                    Mizuho Corporate Bank, Ltd, Bayerische
                                     Landesbank and Bank of Ireland.

5. Co-Lead Arranger                  Macquarie Bank Limited ("MBL").

6. Syndication Agent                 Bayerische Landesbank.

7. Administrative Agent              Mizuho Corporate Bank, Ltd.

8. Documentation Agent               Bank of Ireland.

9. Senior Lenders                    Lead Arrangers, MBL and other banks or
                                     financial institutions to whom the
                                     Facilities may be syndicated.

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
10. Initial Lenders                  Each Lead Arranger and each Co-Lead
                                     Arranger.

11. Revolving Loan Lender            Mizuho Corporate Bank, Ltd.

12. Legal Advisor                    Orrick, Herrington & Sutcliffe LLP.

13. Other Consultants                Technical: The Aviation Group/Leigh Fisher
                                     Associates (a division of Jacobs Consulting
                                     Inc)
                                     Environmental: Environmental Strategies
                                     Consulting Insurance: Moore-McNeil, LLC
                                     Accounting: Ernst and Young.

II.  THE FACILITIES

14. The Facilities                   The Facilities will consist of the
                                     following:

                                     (i)  Term Loan Facility of $300,000,000;

                                     (ii) Delayed Draw Acquisition Facility up
                                          to $180,000,000; and

                                     (iii) Revolving Credit Facility of
                                          $5,000,000.

TERM LOAN FACILITY

15. Use of Proceeds                  The Term Loan was used to refinance
                                     existing debt of NACH and MANA, pay for any
                                     costs and expenses associated with the
                                     borrowing and finance a distribution to
                                     Equity Investor. 100% of the Term Loan
                                     Proceeds were drawn on December 14, 2005.

16. Term Loan Maturity Date          December 12, 2010.

17. Closing Date                     December 12, 2005.

18. Mandatory Prepayment             The Borrower shall promptly make Mandatory
                                     Prepayments in the following situations.
                                     The Mandatory Prepayments shall apply to
                                     the initial balance of the Term Loan
                                     Facility and any amounts added to the Term
                                     Loan Facility due to draws under the
                                     Delayed Draw Acquisition Facility.

                                     i. If any insurance proceeds (other than business interruption insurance) are not used for reconstruction, Borrower will prepay that amount of the Term Loan
                                     Facility, without penalty, subject to
                                     appropriate materiality tests.

                                     ii. If during any fiscal year any net
                                     proceeds from a sale (or series of sales) of the Borrower's or its Subsidiary's property that is not used to purchase replacement assets exceeds $250,000,
                                     Borrower will prepay the Loans in the
                                     amount of such excess.

                                     iii. If Borrower or its Subsidiaries incurs
                                     debt for borrowed money that is not
                                     permitted indebtedness, 100% of the net
                                     debt
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
                                     proceeds will be applied to prepay the
                                     Loans.

                                     iv. If Borrower or its Subsidiaries sells or issues equity securities (other than any issuance or sale to fund expansion capital expenditures or to prepay Loans in the event described in paragraph vi below, or certain intercompany issuance), 100% of the net equity proceeds will be applied to prepay the Loans.

                                     v. The proceeds of any termination payment or similar compensation received in respect of the termination of any FBO Lease, management contract or the heliport contract (each being a Material Contract) will be applied to prepay the Loans.

                                     vi. If the Debt to EBITDA Ratio (as defined below) is higher than amounts set out below
                                     Borrower will be required to sweep all cash to pay down debt until the following ratios have been achieved. Failure to achieve the following ratios within two quarters after the test date shall result in an Event of
                                     Default:

                                     Date of Debt to EBITDA Ratio test                Maximum ratio
                                     ___________

                                     From the third anniversary of term loan
                                     drawdown To fourth anniversary:                       5.5x

                                     From the fourth anniversary of term loan
                                     drawdown To six months prior to Maturity
                                     Date:                                                 5.0x

                                     From six months prior to Maturity Date To
                                     full repayment:                                       4.5x

                                     In all cases the debt repayment can be made from cash on hand or additional equity injection from Equity Investor.

19. Optional Prepayment              Prepayments of the Term Loan Facility are
                                     permitted without penalty (subject to the
                                     payment of any break funding costs incurred
                                     including reversing interest rate hedging
                                     transactions) upon at least five (5)
                                     Business Days written notice. Optional
                                     Repayments of the Term Loan Facility must
                                     be made in a minimum amount of $1,000,000
                                     and in increments of $500,000. Amounts
                                     repaid under the Term Loan Facility may not
                                     be redrawn.

DELAYED DRAW ACQUISITION FACILITY

20. Use of Proceeds                  The Delayed Draw Acquisition Facility is
                                     available to acquire 100% of the equity in
                                     Trajen and will be used to partially
                                     finance the acquisition.

21. Drawdown                         Advances under the Delayed Draw Acquisition
                                     Facility may be made in a single
                                     distribution up to the full amount of the
                                     Delayed Draw Acquisition Facility.

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
22. Repayment                        Advance under the Delayed Draw Acquisition
                                     Facility will be classified as part of the Term Loan Facility, and, for the avoidance of doubt, are subject to the same terms and conditions.

                                     All amounts outstanding under the Term Loan
                                     Facility (including advances made under the Delayed Draw Acquisition Facility) shall be due and payable pari passu in full on the Maturity Date.

23. Termination of Delayed Draw      Unused commitments under the Delayed Draw
    Acquisition  Facility            Acquisition Facility will be terminated on
                                     the Facility earlier of (i) the day of a partial draw down of the Facility or (ii)
                                     December 31, 2006.

24. Amendment Closing Date           [May 31, 2006]

REVOLVING CREDIT FACILITY

25. Use of Proceeds                  Borrower may utilize the Revolving Credit
                                     Facility for Letters of Credit and working capital requirements.

26. Maturity Date                    Term Loan Facility Maturity Date.

27. Closing Date                     December 12, 2005.

28. Drawdown                         Advances under the Revolving Credit
                                     Facility may be made, and Letters of Credit may be issued, on a revolving basis up to the full amount of the Revolving Credit
                                     Facility.

29. Prepayment                       Prepayments of the Revolving Credit
                                     Facility are permitted without penalty on any Interest Payment Date upon not less than three (3) days prior written notice to the Revolving Loan Lender. Optional
                                     Prepayments of the Revolving Credit
                                     Facility must be made in a minimum amount of $100,000 and in increments of $50,000.
                                     All amounts outstanding under the Revolving
                                     Credit Facility shall be due and payable in full on the Maturity Date.

III. THE CREDIT FACILITIES

30. Mandatory Debt Service           Interest, Commitment Fee, Agency Fee and
                                     periodic scheduled hedging obligations
                                     payable by the Borrower will be considered
                                     Mandatory Debt Service.

31. Restricted Payments (Lock-Up)    Borrower may make quarterly distributions
                                     (within 35 days following each quarterly payment date) so long as the following conditions (together the "Distribution
                                     Requirements") have been met:

                                     i.   The DSCR for the preceding twelve
                                          month period is 1.50 or higher;

                                     ii.  The DSCR for the subsequent twelve
                                          month period is projected to
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
                                          be 1.50 or higher;

                                     iii. Debt Service Reserve Account is fully
                                          funded;

                                     iv.  During the EBITDA Test Period, no
                                          failure of the Applicable Minimum
                                          EBITDA has occurred and no Lock-Up
                                          Period is outstanding;

                                     v.   Mandatory Prepayments have been made;
                                          and,

                                     vi.  No Default or Event of Default exists.

                                     In the event that distributions are not
                                     permitted due to failure to achieve the
                                     Distribution Requirements, then monies
                                     which would have been distributed absent such failures will be deposited and trapped in the Special Reserve Account. Following such deposit, if on each of the next succeeding two (2) Distribution Dates the Distribution Requirements are not satisfied, then all monies which have been on deposit in the Special Reserve Account for at least six (6) months shall be applied to a Mandatory Prepayment of the Term Loan Facility. All monies on deposit in the Distribution Reserve Account (and not required to make a Mandatory Prepayment in accordance with the preceding sentence) shall be available for distribution if the Distribution Requirements are satisfied for each of the two Distribution Dates.

32. Applicable EBITDA Minimum        At each distribution date during the period
                                     from the Term Loan Disbursement Date
                                     through December 31, 2008 (the "EBITDA Test
                                     Period"), trailing 12 month EBITDA (on a pro forma basis, as if all facilities had been owned for the full twelve months) shall exceed the following levels:

                                          Year   Minimum EBITDA
                                          ----   --------------
                                          2006   $66.9 million
                                          2007   $71.9 million
                                          2008   $77.5 million

33. Collateral                       The Facilities are,among other things,
                                     secured by a grant of first priority
                                     security interest in the following property
                                     (subject to acceptable encumbrances):

                                     i.   Project Revenues (including all
                                          income, revenues, all interest earned
                                          on deposits and reserves, rates, fees,
                                          charges, rentals, or other receipts
                                          derived by or related to the
                                          operations of the Borrower and its
                                          Subsidiaries, and any revenues
                                          assigned to the Borrower and its
                                          Subsidiaries and proceeds of the sale
                                          or other disposition of all or any
                                          part of the Borrower's or its
                                          Subsidiaries' assets ("Project
                                          Revenues"), project accounts and cash
                                          therein, including the Debt Service
                                          Reserve Account.

                                     ii.  (A) Pledge of shares of the Borrower
                                          and (B) as and to the extent permitted
                                          under the terms of the applicable FBO
                                          Leases (unless prohibited under the
                                          terms of the leases without airport
                                          authority consent), pledge of shares
                                          of each of the Subsidiaries of the
                                          Borrower. [If the Borrower is unable
                                          to obtain all relevant consents (and
                                          provided the Borrower makes reasonable
                                          efforts to
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                                          obtain such consents) including from
                                          the airport authority of
                                          Brainard-Hartford Airport for the
                                          pledge of shares of the Connecticut
                                          Subsidiaries within 30 days after the
                                          Closing Date, such Subsidiaries will
                                          be directly and wholly-owned by a
                                          single purpose affiliate whose shares
                                          will be pledged.]

                                     iii. Security interest in substantially all
                                          assets of the business, including, all
                                          management contracts and FBO leases,
                                          all other material agreements and
                                          rights to receive Project Revenues
                                          (including fuel contracts, subleases,
                                          service agreements, employment
                                          agreements), licenses, equipment and
                                          machinery, inventory (including jet
                                          fuel) and account receivables and
                                          intellectual property (including the
                                          "Atlantic Aviation" brand name and any
                                          acquired intellectual property)
                                          whether existing at the Closing Date
                                          or thereafter acquired, and the
                                          proceeds thereof. Note that under most
                                          of the FBO leases, prior consent of
                                          the airport authority is required to
                                          collaterally assign the FBO leases,
                                          and the Borrower is obligated to use
                                          commercially reasonable efforts to
                                          obtain consents from the airport
                                          authorities.

                                     iv.  Insurance policies and any claims or
                                          proceeds.

34. Hedging Requirements             Borrower is required to enter into interest
                                     rate hedges or novation arrangements with the swap providers from the original financings at financial close for at least
                                     75% of the Term Loan Facility and Delayed
                                     Draw Acquisition Facility interest rate
                                     exposure, for the remaining term of the
                                     Term Loan Facility and the Delayed Draw
                                     Acquisition Facility. All hedging payments will rank pari-passu with the Facilities.

35. Representations and Warranties   Usual and customary including, among other
                                     things,:

                                     i.   Valid existence of Borrower;

                                     ii.  Due authorization of Borrower;

                                     iii. Governing law, enforcement of
                                          judgments, validity and admissibility;

                                     iv.  No default;

                                     v.   Financial statements of Borrower are
                                          in accordance with its books and
                                          records and GAAP;

                                     vi.  Funding of pension plans and
                                          compliance with ERISA;

                                     vii. Payment of taxes (subject to customary
                                          contest rights);

                                     viii. No material pending or threatened
                                          uninsured litigation;

                                     ix.  Ownership of or leasehold interest in
                                          assets;

                                     x.   No breach of environmental or other
                                          laws in any material respect (subject
                                          to customary contest rights);

                                     xi.  No other business;

                                     xii. Insurance coverage is in line with
                                          prudent market practice;

                                      xiii. All consents, filings, and licenses
                                           etc. required for conduct of business
                                           have been obtained and are in full
                                           force and effect;

                                     xiv. No encumbrances other than Permitted
                                          Encumbrances;
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                                     xv.  No indebtedness for borrowed money
                                          other than permitted indebtedness;

                                     xvi. Effectiveness, enforceability of
                                          material agreements;

                                     xvii.Creation, perfection and first
                                          priority of liens (except permitted
                                          liens);

                                     xviii.Solvency;

                                     xix. No Material Adverse Effect;

                                     xx.  Due authorization and valid issuance
                                          of all outstanding equity interests of
                                          Borrower and its Subsidiaries;

                                     xxi. Non-deferred payment of purchase price
                                          for aviation fuel at prevailing market
                                          prices at time of delivery; and

                                     xxii. Accuracy of information furnished.

36. Conditions Precedent             Usual and customary Conditions Precedent to
                                     closing and to Advances under each of the Facilities (in each case in a form and substance satisfactory to the Initial
                                     Lenders) including, but not limited to,:

                                     i.   financial model audit of the combined
                                          business;

                                     ii.  receipt of the insurance report
                                          prepared by Moore-McNeil;

                                     iii. audited accounts for Trajen's actual
                                          operations for the 12 months ended
                                          December 31, 2005 that are not
                                          materially different from the actual
                                          12 month EBITDA and year-end 2005
                                          balance sheet results identified as
                                          "FY2005A" in the Ernst and Young
                                          accounting report and that contain no
                                          material previously undisclosed
                                          liabilities;

                                     iv.  no evidence that Trajen has unfunded
                                          pension liabilities (to be confirmed
                                          by Ernst and Young in their accounting
                                          report);

                                     v.   a) Delivery of executed purchase and
                                          sale agreements with respect to
                                          Trajen's acquisition of the Phoenix
                                          and Stockton assets (together the
                                          "Target Assets"), b) confirmation that
                                          Trajen has closed the acquisition of
                                          the Target Assets, in each case on the
                                          terms and conditions set forth in
                                          their respective purchase and sale
                                          agreements, c) Trajen has not waived
                                          any material right or any material
                                          condition set forth within their
                                          respective purchase and sale
                                          agreements, d) each acquisition is
                                          implemented as an asset purchase, and
                                          e) the assets are purchased debt-free,
                                          except for Permitted Indebtedness;

                                     vi.  no material adverse change;

                                     vii. no Default or Event of Default has or
                                          shall have occurred and is continuing
                                          and no Default or Event of Default
                                          will result from the acquisition;

                                     viii. evidence that all liabilities
                                          relating to the non-FBO businesses
                                          have been novated to the relevant
                                          company
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                                          to be set up by the vendor ("NEWCO")
                                          and that there is no recourse back to
                                          the Borrower for these liabilities;

                                     ix.  all third party consents and approvals
                                          received;

                                     x.   certification that all conditions of
                                          Share Purchase Agreement have been met
                                          and the business is being acquired
                                          debt free, except for Permitted
                                          Indebtedness;

                                     xi.  funding of the Debt Service Reserve
                                          Account;

                                     xii. all pledges of security be in full
                                          force and effect (with local opinions
                                          as necessary), delivery of Subsidiary
                                          Guarantees;

                                     xiii. funding by MIC of $175 million of
                                          incremental cash equity;

                                     xiv. a forecast DSCR of no less than 1.85
                                          times; and

                                     xv.  the Share Purchase Agreement obligates
                                          the vendor to pay for all site
                                          remediation expenses at the Aspen FBO,
                                          if any.

37. Undertakings                     Positive and negative undertakings given by
                                     the Borrower in customary form for
                                     transactions of this nature, including
                                     without limitation appropriate materiality tests, permitted exceptions and, where appropriate, de minimis provisions.

38. Event of Default                 Usual and customary including, among other
                                     things,:

                                     i.   Non-payment (with 3 Business Days
                                          grace for interest and other
                                          non-principal amounts);

                                     ii.  Failure by the Borrower to comply with
                                          covenants relating to inspections of
                                          the property and offices of the
                                          Borrower and its Subsidiaries, Use of
                                          Proceeds; insurance, a default under
                                          any Subsidiary Guaranty or other
                                          Security Document, legal existence and
                                          good standing of the Borrower and its
                                          Subsidiaries, hedging arrangements,
                                          compliance with legal requirements and
                                          contractual obligations, provision of
                                          Additional Collateral, its obligations
                                          in respect of New Subsidiaries and all
                                          Negative Covenants;

                                     iii. Default by the Borrower or any other
                                          Loan Party in performance or breach of
                                          other obligations or undertakings
                                          under any Project Document including
                                          the Financing Documents not remedied
                                          within a 30-day remedy period for
                                          affirmative covenants (extendable for
                                          longer period granted at
                                          Administrative Agent's discretion and
                                          if remedy cannot be accomplished in 30
                                          days and is being diligently pursued
                                          and extension does not result in a
                                          Material Adverse Effect);

                                     iv.  Any representation or warranty made by
                                          the Borrower or any other Loan Party
                                          being untrue in any respect which will
                                          or may have a Material Adverse Effect;

                                     v.   Cross-default by the Borrower or any
                                          of its Subsidiaries with respect to
                                          any other debt (other than in respect
                                          of any subordinated debt) subject to
                                          materiality threshold of $500,000;

                                     vi.  Bankruptcy and insolvency events
                                          involving the Borrower or any of its
                                          Subsidiaries;
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                                     vii. Failure to pay unstayed and uninsured
                                          judgments within 30 days (with
                                          appropriate materiality
                                          qualification);

                                     viii. Change of business;

                                     ix.  Any insurance required is terminated,
                                          ceases to be valid or is amended so as
                                          to have a Material Adverse Effect
                                          unless substantially similar cover
                                          (and which is otherwise in compliance
                                          with the Borrower's insurance
                                          covenants) replaces such insurance;

                                     x.   Nationalization, condemnation or
                                          government taking without fair value
                                          being paid therefor (so to allow
                                          replacement of such property or
                                          prepayment of the Obligations) that
                                          causes a Material Adverse Effect;

                                     xi.  Required authorizations are revoked or
                                          terminated that causes a Material
                                          Adverse Effect;

                                     xii. The Borrower or any of its
                                          Subsidiaries fails to comply with
                                          applicable laws including any
                                          environmental laws;

                                     xiii. Backward DSCR is less than or equal
                                          to 1.20 as of the end of any quarter;

                                     xiv  Change of Control;

                                     xv.  Failure to perform any Material
                                          Contract (subject to 30 day remedy
                                          period or such longer period granted
                                          at the Administrative Agent's
                                          discretion if remedy cannot be
                                          accomplished in 30 days and is being
                                          diligently pursued and extension does
                                          not result in a Material Adverse
                                          Effect); provided that failure on the
                                          part of a party other than the
                                          Borrower or its Subsidiaries is an
                                          Event of Default only if such failure
                                          has a Material Adverse Effect;

                                     xvi. Inappropriate use of, or withdrawal of
                                          funds from, project accounts by the
                                          Borrower or any party to a Material
                                          Contract;

                                     xvii. Default under the Subsidiary Guaranty
                                          or any other Security Document or
                                          Security Agreement;

                                     xviii.Any Loan Document or any material
                                          term thereof ceases to be in full
                                          force and effect, security ceases to
                                          be effective as first priority
                                          security (subject to Permitted Liens),
                                          or the issuance of any equity
                                          securities are not subject to first
                                          priority, perfected lien;

                                     xix. Any reportable ERISA event;

                                     xx.  Any Material Contract ceases to be in
                                          full force and effect, or is
                                          terminated prior to the scheduled
                                          expiration date, or any material
                                          provision thereof is declared null and
                                          void;

                                     xxi. Abandonment of business at any airport
                                          for 30 days; or

                                     xxii. Any event of condition involving
                                          financial impact to the Borrower of
                                          its Subsidiaries in excess of $10
                                          million that could have a Material
                                          Adverse Effect.

                                     An Event of Default in (xv), (xx) or (xxi)
                                     above that affects an FBO or FBOs (other
                                     than the fifteen largest FBO contributors
                                     of EBITDA) may be cured prior to
                                     acceleration of the Loans by prepayment of
                                     that portion of the Term Loan Facility that
                                     corresponds to the highest of the
                                     projected, actual or preceding three-year
                                     average EBITDA
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                                     contribution of the affected FBO(s). Such
                                     prepayment will release the affected FBO(s) from the Financing Documents. This method of cure may be exercised only once during the term of the Loans, and only if the proportional EBITDA contribution of the affected FBO(s) does not exceed 5% of aggregate EBITDA.

IV. INTEREST RATE AND FEES

39. Interest Rate                    The Facilities will bear interest at one,
                                     two, three or six month LIBOR plus the
                                     Applicable Margin.

40. Applicable Margin                Years 1 to 3: 1.75%;
                                     Years 4 to 5: 2.00%.

41. Interest Payment Date            Interest will be paid in arrears on the
                                     last day of each Interest Period, except in the case of a six months Interest Period, where interest will also be paid three months from the start of the Interest
                                     Period.

42. Interest Period                  One, two, three or six months.

43. Default Rate                     Interest Rate plus 2% per annum.

44. Commitment Fee                   0.50% per annum of the undrawn portion of
                                     the Facilities, including the Delayed Draw
                                     Acquisition Facility, payable on any
                                     Interest Payment Date. The Commitment Fee will accrue in arrears from the Closing
                                     Date.

V. FLOW OF FUNDS

45. Priority of Payments             Following each Interest Payment Date, after
                                     payment of operating expenses, taxes and required capital expenditures, and the retention/refunding of reserves for contingencies and the payment of items reasonably expected to be due and payable prior to the next Interest Payment Date, the following distributions shall be made in the following order of priority:

                                     i.   Fees and expenses due to the Lead
                                          Arranger and Senior Lenders;

                                     ii.  Interest on the Term Loan Facility,
                                          the Revolving Credit Facility and the
                                          Delayed Draw Acquisition Facility, as
                                          well as any hedging obligations;

                                     iii. Mandatory Repayment;

                                     iv.  Mandatory Prepayments;

                                     v.   any required payments to the Debt
                                          Service Reserve Account;

                                     vi.  Optional Repayment and any hedging
                                          termination obligations payable as a
                                          result of such repayment;

                                     vii. any payments (if applicable) to the
                                          Distribution Reserve Account; and

                                     viii. Distributions to Equity Investor.

46. Debt Service Reserve             Borrower shall maintain a Debt Service
                                     Reserve Account in an
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    Account                          amount equal to six months of Mandatory
                                     Debt Service payable under the Facilities.
                                     The Debt Service Reserve Account shall be fully funded on the Closing Date.
                                     Alternatively, a letter of credit by a
                                     financial institution rated at least A-/A3 may be posted for the benefit of the Senior
                                     Lenders on the Closing Date.

VI. RATIOS

47. Debt Service Coverage Ratio      The Debt Service Coverage Ratio ("DSCR")
                                     for a particular period will be calculated on a quarterly basis as the ratio of (a)
                                     Net Cash Flow for the twelve-month period ending on the respective calculation date to (b) Mandatory Debt Service for the twelve-month period ending on the respective calculation date.

48. Debt to EBITDA Ratio             The Debt to EBITDA Ratio as of a particular
                                     date will be calculated as the ratio of (a) total amount of Facilities outstanding to
                                     (b) earnings before interest, tax,
                                     depreciation and amortization.

49. Net Cash Flow                    "Net Cash Flow" means, in respect of any
                                     period, (a) aggregate Operating Revenues received during such period plus additional equity contributions during such period not used to pay for expansion capital expenditures, less (b) the operating expenses, maintenance capital expenditure and taxes paid during such period, but excluding any expansion capital expenditures funded with distributed amounts or equity contributions or financed with permitted debt, non-cash charges, interest and principal payments on the loans, distributions, investments, costs paid by insurance proceeds, and employee phantom stock ownership plan payments..

VII. GENERAL

50. Reporting requirements of the    Usual and customary including, among other
    Borrower                         things:

                                     i.   Annual audited Financial Statements no
                                          later than 90 days after close of each
                                          fiscal year;

                                     ii.  Quarterly Financial Statements no
                                          later than 45 days after close of each
                                          fiscal quarter;

                                     iii. Contemporaneously with delivery of (i)
                                          and (ii): a compliance certificate
                                          stating that an Event of Default has
                                          not occurred, or if an Event of
                                          Default has occurred and is continuing
                                          (and assuming the Administrative Agent
                                          has agreed in its discretion to extend
                                          the cure period), a statement of
                                          proposed cure remedies and a
                                          certificate stating all expansion
                                          capital expenditures during the
                                          previous quarter and the source of
                                          funds for such expenditures;

                                     iv.  Monthly operating reports no later
                                          than 30 days after close of each
                                          month;

                                     v.   EBITDA certificate no later than 30
                                          days after close of each fiscal
                                          quarter during the EBITDA Test Period,
                                          certifying the EBITDA for the
                                          twelve-month period;

                                     vi.  Debt to EBITDA Ratio certificate no
                                          later than 30 days after
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
                                          close of each fiscal quarter during
                                          the Debt to EBITDA Test Period,
                                          certifying the Debt to EBITDA Ratio
                                          for the twelve-month period; and

                                     vii. DSCR certificate no later than 30 days
                                          after the close of each fiscal
                                          quarter, certifying the DSCR for the
                                          twelve-month period.

51. Governing Law                    The documentation is governed by New York
                                     law, venue shall be in New York County, and contains a waiver of jury trial.
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April 18, 2006

Macquarie Infrastructure Company Inc.
600 Fifth Avenue, 21st Floor
New York, NY 10020

Attention: Peter Stokes

     RE: MACQUARIE INFRASTRUCTURE COMPANY'S ACQUISITION OF TRAJEN HOLDINGS, INC.

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated as of December 12, 2005 (as the same has been amended, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement"), by and among North America Capital Holding Company, a Delaware company, as Borrower ("NACH" or the "Borrower"), the lenders party thereto, and Mizuho Corporate Bank, Ltd. ("Mizuho"), as Administrative Agent (with The Governor and Company of the Bank of Ireland ("BOI") acting as Documentation Agent, Bayerische Landesbank ("BLB") acting as Syndication Agent and BOI, BLB and Mizuho, acting as Lead Arrangers (collectively, in such capacity, the "Lead Arrangers") under such existing credit facilities (the "Existing Credit Facilities").

You have advised the Lead Arrangers that your subsidiary, Macquarie FBO Holdings LLC, a Delaware corporation ("MFBO") and the parent company of the Borrower, intends to (i) enter into a Purchase and Sale Agreement with Trajen Holdings, Inc. ("Trajen") and its stockholders pursuant to which, among other things, MFBO will acquire Trajen (the "Acquisition") and (ii) thereafter will assign its rights and obligations under the Purchase and Sale Agreement to the Borrower. The purchase price for the Acquisition is $331,050,000, plus the costs to acquire the Project C acquisition (as defined in the Purchase and Sale Agreement).

You have also advised the Lead Arrangers that the Acquisition will be funded as follows: (i) MFBO will make a cash common equity contribution to the Borrower and (ii) the Existing Credit Agreement will be amended (the "Amended Credit Agreement") to provide for an increase in the existing term loan facility of up to $180 million (the "Delayed Draw Acquisition Facility"), 100% of which net proceeds will be drawn in a one-time borrowing to fund a portion of the Acquisition purchase price and to pay related costs. The proposed acquisition financing will also include a $35,000,000 backstop facility the proceeds of which shall be used to acquire the existing loans at not greater than par value from any current lender under the Existing Credit Agreement that does not consent (if such consent is required) to the transactions contemplated by the Amended Credit Agreement (the "Backstop Facility" and together with the Delayed Draw Acquisition Facility, the "Additional Credit Facilities" and together with the Existing Credit Facilities, the "Senior Credit Facilities"). The Acquisition and financing therefor and all related transactions are hereinafter collectively referred to as the "Transaction."

In connection with the foregoing, each Lead Arranger is pleased to advise you of its commitment to provide up to (i) 27.22% ($49.0 million) of the Delayed Draw Acquisition Facility and (ii) 28.57% ($10.0 million) of the Backstop Facility. Mizuho shall continue to act as the sole and exclusive Administrative Agent for the Senior Credit Facilities, all upon and subject to the terms and conditions set forth in this letter agreement and in the Loan Facilities Term Sheet attached as Exhibit A hereto and incorporated herein by this reference (the "Term Sheet" and, together with this letter agreement, this "Commitment Letter"). Each of the Lead Arrangers is further pleased to advise you of its willingness, as a lead arranger for the Additional Credit Facilities, to form a syndicate of financial institutions and institutional lenders (including the Lead Arrangers) (collectively, the "Lenders") in consultation with you and with your prior written consent (not to be unreasonably withheld) for the Additional Credit Facilities. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Term Sheet.

The commitment of each Lead Arranger hereunder and the undertaking of each Lead Arranger to provide the services described herein are subject to (i) the Borrower having accepted from each other Lead Arranger and Macquarie Bank Limited aggregate commitments for the remaining 72.78% ($131.0 million) of the Delayed Draw Acquisition Facility and 71.43% ($25.0 million) of the Backstop Facility on terms identical to those of such Lead Arranger, (ii) the satisfaction of each of the conditions precedent specified in the Term Sheet in a manner acceptable to such Lead Arranger, and (iii) the negotiation, execution and delivery of definitive documentation (the "Credit Documentation") for the Additional Credit Facilities consistent with the Term Sheet and otherwise satisfactory to such Lead Arranger.

The Lead Arrangers intend to commence syndication of the Additional Credit Facilities promptly upon execution of the Purchase and Sale Agreement. You agree to actively assist, and to cause the Borrower to actively assist, the Lead Arrangers in achieving a syndication of the Additional Credit Facilities that is satisfactory to the Lead Arrangers and you. Such assistance shall include (a) your providing and causing your advisors to provide the Lead Arrangers and the other Lenders upon request with all information reasonably deemed necessary by the Lead Arrangers to complete syndication, including, but not limited to, information and evaluations prepared by you, the Borrower and your and their advisors, or on your or their behalf, relating to the Transaction, (b) your assistance in the preparation of an Information Memorandum to be used in connection with the syndication of the Additional Credit Facilities, (c) using your commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit materially from your existing lending relationships and the existing banking relationships of the Borrower, and (d) otherwise assisting the Lead Arrangers in their syndication efforts, including by making your officers and advisors and the officers and advisors of the Borrower available from time to time to attend and make presentations regarding the business and prospects of the Borrower at one or more meetings of prospective Lenders.

It is understood and agreed that the Lead Arrangers will manage and control all aspects of the syndication in consultation with you, including decisions as to the selection of prospective Lenders (with your consent, not to be unreasonably withheld or delayed) and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Additional

Credit Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein in the Term Sheet.

You agree that until the earlier of (a) the date on which general syndication of the Additional Credit Facilities has been completed and each Lead Arranger has reduced its commitment under the Senior Credit Facilities to a maximum final hold of $60 million ("Successful Syndication") and (b) the date that is 90 calendar days after the launch of syndication (to be commenced no later than May 1, 2006), unless otherwise agreed to by the Lead Arrangers, there shall be no competing issues of debt securities by, or commercial bank facilities to, you, the Borrower or any of your or its respective subsidiaries or affiliates for the purpose of acquiring fixed based operations, airport management or similar airport service businesses (it being understood that competing issues would not include debt securities or commercial bank facilities currently outstanding). The foregoing sentence shall not limit the ability of you or any affiliate to restructure or amend any outstanding debt facility, which in the ordinary course, becomes due and owing at its scheduled maturity (provided that such restructuring, consent or amendment does not increase the aggregate amount of loans or commitments thereunder).

At any time after 45 days after the launch of syndication of the Additional Credit Facilities to new potential lenders that are not currently a Lender to the Existing Credit Facilities, the Lead Arrangers shall be entitled (unless Successful Syndication has been achieved within such 45-day period), after consultation with you, to increase the Underwriting Fee payable in respect of the Additional Credit Facilities by fifteen (15) basis points if the Lead Arrangers determine in their sole discretion that such changes are advisable in order to enhance the prospects of a Successful Syndication; provided, however, that the Lead Arrangers shall not exercise market flex with respect to the Underwriting Fee unless the Lead Arrangers would be required to pay to potential lenders upfront participation fees aggregating an amount that is in excess of 75 basis points in order to achieve Successful Syndication. You agree to enter into, and to cause your affiliates to enter into, such amendments to the Credit Documentation as may be necessary or reasonably requested by the Lead Arrangers to reflect such change to the Senior Credit Facilities made in furtherance of the immediately preceding sentence.

You hereby represent, warrant and covenant that (a) all information, other than Projections (as defined below), which has been or is hereafter made available to the Lead Arrangers or the Lenders by you or any of your representatives (or on your or their behalf) or by the Borrower or any of its subsidiaries or representatives (or on their behalf) in connection with any aspect of the Transaction (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made and (b) all financial projections concerning the Borrower that have been or are hereafter made available to the Lead Arrangers or the Lenders by you or any of your representatives (or on your or their behalf) or by the Borrower or any of its subsidiaries or representatives (or on their behalf) (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions (it is understood and acknowledged, however, that such Projections are based upon a number of estimates and assumptions and are subject to significant business, economic and competitive uncertainties and contingencies and that, accordingly, no assurances are given and no representations, warranties or covenants are made that any of the assumptions are correct, that such Projections will be achieved or that the forward-looking statements expressed in such Projections will correspond to actual results). You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the date of the initial borrowing under the Additional Credit Facilities (the "Closing Date") so that the representations, warranties and covenants in the immediately preceding sentence are correct on the Closing Date. In issuing this commitment and in arranging and syndicating the Additional Credit Facilities, the Lead Arrangers are and will be using and relying on the Information.

You agree to indemnify and hold harmless each Lead Arranger, each Lender and each of its affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any similar transaction and any of the other transactions contemplated thereby and (b) the Senior Credit Facilities and any other financings, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. It is further agreed that each Lead Arranger shall only have liability to you (as opposed to any other person), that each Lead Arranger shall be liable solely in respect of its own commitments to the Senior Credit Facilities on a several, and not joint, basis with any other Lender and that such liability shall only arise to the extent damages have been caused by a breach of such Lead Arranger's obligations hereunder to negotiate in good faith definitive documentation for the Additional Credit Facilities on the terms set forth herein as determined in a final non-appealable judgment by a court of competent jurisdiction. In the event that any claim or demand by a third party for which you may be required to indemnify an Indemnified Party hereunder (a "Claim") is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall as promptly as practicable notify you in writing of such Claim, and such notice shall specify (to the extent known) in reasonable detail the amount of such Claim and any relevant facts and circumstances relating thereto; provided, however, that any failure to give such prompt notice or to provide any such facts and circumstances shall not constitute a waiver of any rights of the Indemnified Party, except to the extent that the rights of the Indemnifying Party are actually materially prejudiced thereby.

You shall be entitled to appoint counsel of your choice at your expense to represent an Indemnified Party in any action for which indemnification is sought (in which case you shall not thereafter be responsible for the fees and expenses of any separate counsel retained by that Indemnified Party except as set forth below); provided, however, that such counsel shall be satisfactory to such Indemnified Party. Notwithstanding your election to appoint counsel to represent an Indemnified Party in any action, such Indemnified Party shall have the right to employ separate counsel (including local counsel, but only one such counsel in any jurisdiction in connection with any action), and you shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by you to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and you and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to you; (iii) you shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such action; or (iv) you shall authorize the Indemnified Party to employ separate counsel at your expense. You shall not be liable for any settlement or compromise of any action or claim by an Indemnified Party affected without your prior written consent, which consent shall not be unreasonably withheld or delayed.

At the earlier of the Closing Date or the termination of this Commitment Letter, you agree to reimburse or cause the Borrower to reimburse the Lead Arrangers for all reasonable out-of-pocket costs and expenses (including, but not limited to, expenses relating to due diligence investigations, consultants' and other professional and advisory fees, travel expenses and fees, disbursements and reasonable charges of counsel) incurred by the Lead Arrangers in connection with preparing, negotiating and/or executing the Credit Documentation and this Commitment Letter and term sheets, and carrying out the syndication of the Additional Credit Facilities, in each case whether or not incurred before or after the date of this Commitment Letter.

All payments to be made under this Commitment Letter shall be paid in U.S. dollars and in immediately available, freely transferable cleared funds to such account with such bank as each Lead Arranger notifies to the Company, and shall be paid without (and free and clear of any deduction for) set-off or counter-claim and without any deduction or withholding for or on account of tax (a "Tax Deduction") unless a Tax Deduction is required by law. If a Tax Deduction is required by law to be made, you shall pay such tax and the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

This Commitment Letter and the Term Sheet and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with the Transaction, Trajen, or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Term Sheet) but not the Fee Letter attached as Exhibit B to this Commitment Letter after your acceptance of this Commitment Letter, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. The Lead Arrangers shall be permitted to use information related to the syndication and arrangement of the Additional Credit Facilities in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications; provided, that any press release or public announcement shall not be made without your prior written consent, not to be unreasonably withheld or delayed. The Lead Arrangers hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L.

107-56 (signed into law October 26, 2001) (the "Act"), they are required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow the Lead Arrangers to identify you in accordance with the Act.

You acknowledge that each Lead Arranger or its affiliates may be providing financing or other services to parties whose interests may conflict with yours. Each Lead Arranger agrees that it will not furnish confidential information obtained from you to any of its other customers and that it will treat confidential information relating to you, the Borrower and your and their respective affiliates with the same degree of care as it treats its own confidential information. Each Lead Arranger further advises you that it will not make available to you confidential information that it has obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that each Lead Arranger is permitted to access, use and share with any of its bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you, the Borrower or any of your or its respective affiliates that is or may come into the possession of such Lead Arranger or any of such affiliates.

The provisions of the immediately preceding eleven paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Additional Credit Facilities shall be executed and delivered, and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of the Lead Arrangers hereunder; provided, however, that you shall be deemed released of your reimbursement and indemnification obligations hereunder upon the execution of all definitive documentation for the Additional Credit Facilities and the initial extension of credit thereunder.

This Commitment Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter by telecopier, e-mail or facsimile shall be effective as delivery of a manually executed counterpart thereof.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you and the Lead Arrangers hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Term Sheet), the Transaction and the other transactions contemplated hereby and thereby or the actions of the Lead Arrangers in the negotiation, performance or enforcement hereof. The commitments and undertakings of the Lead Arrangers may be terminated by us if you fail to perform your obligations under this Commitment Letter on a timely basis.

This Commitment Letter, together with the Term Sheet, embodies the entire agreement and understanding among the Lead Arrangers, you, and your affiliates with respect to the Additional Credit Facilities and supersedes all prior agreements and understandings relating to the specific matters hereof. However, please note that the terms and conditions of the commitment and undertakings of the Lead Arrangers hereunder are not limited to those set forth herein or in the Term Sheet. Those matters that are not covered or made clear herein or in the Term Sheet are subject to mutual agreement of the parties. No party has been authorized by the Lead Arrangers to make any oral or written statements that are inconsistent with this Commitment Letter.

This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties. This Commitment Letter shall not be amended or modified except in writing signed by all parties hereto.

This Commitment Letter and all commitments and undertakings of the Lead Arrangers hereunder will expire at 5:00 p.m. (New York City time) on April 28, 2006 unless you execute this Commitment Letter and return it to us prior to that time. Thereafter, all commitments and undertakings of the Lead Arrangers hereunder will expire on the earlier of (a) 60 days after the date of this letter, unless the definitive documents for the financing of the Transaction have been executed and delivered, and (b) the acceptance by you or any of your affiliates of an offer for all or any substantial part of the capital stock or property and assets of the Borrower and their subsidiaries other than as part of the Transaction. In consideration of the time and resources that the Lead Arrangers will devote to the Additional Credit Facilities, you agree that, until such expiration, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement or arrangement of any competing senior credit facilities for the Borrower and their subsidiaries with respect to the matters addressed in this letter.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

We are pleased to have the opportunity to work with you in connection with this important financing.

                                        Very truly yours,

                                        MIZUHO CORPORATE BANK, LTD.


                                        By: /s/ Takeo Kada
                                            ------------------------------------
                                        Name: Takeo Kada
                                        Title: Deputy General Manager


ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

MACQUARIE INFRASTRUCTURE COMPANY INC.
(D/B/A MACQUARIE INFRASTRUCTURE COMPANY (US))


By: /s/ Peter Stokes
    ---------------------------------
Name: Peter Stokes
Title: Chief Executive Officer

We are pleased to have the opportunity to work with you in connection with this important financing.

                                        Very truly yours,

                                        THE GOVERNOR AND COMPANY OF
                                        BANK OF IRELAND


                                        By: /s/ A.K.C. Hartley
                                            ------------------------------------
                                        Name: A.H.C. Hartley
                                        Title: Head of Infrastructure Project
                                               Finance


                                        By: /s/ [illegible]
                                            ------------------------------------
                                        Name: [illegible]
                                        Title: [illegible]


ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

MACQUARIE INFRASTRUCTURE COMPANY INC.
(D/B/A MACQUARIE INFRASTRUCTURE COMPANY (US))


By: /s/ Peter Stokes
    ---------------------------------
Name: Peter Stokes
Title: Chief Executive Officer

We are pleased to have the opportunity to work with you in connection with this important financing.

                                        Very truly yours,

                                        BAYERISCHE LANDESBANK, NEW YORK BRANCH


                                        By: /s/ Thomas Augustin
                                            ------------------------------------
                                        Name: Thomas Augustin
                                        Title: Vice President


                                        By: /s/ George J. Schnept
                                            ------------------------------------
                                        Name: George J. Schnept
                                        Title: Vice President


ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

MACQUARIE INFRASTRUCTURE COMPANY INC.
(D/B/A MACQUARIE INFRASTRUCTURE COMPANY (US))


By: /s/ Peter Stokes
    ---------------------------------
Name: Peter Stokes
Title: Chief Executive Officer

                                    EXHIBIT A

                   INDICATIVE SUMMARY OF TERMS AND CONDITIONS

                                 APRIL 18, 2006

     The terms and conditions contained in the documents in respect of the existing Loan Agreement will apply equally to this transaction, subject only to those variations and amendments which are expressly identified in this Indicative Summary of Terms and Conditions. Capitalized expressions in this document which are not otherwise defined are to be attributed the same meaning as provided in Appendix A to the existing Loan Agreement.

II. THE PARTIES

1. Borrower                   North America Capital Holding Company ("NACH")
                              whose sole business is the ownership of entities
                              ("Project Entities") that operate Fixed Base
                              Operations (FBO's), and manage airports, and is
                              seeking to acquire Trajen Holdings, Inc.
                              ("Trajen").

2. Purpose                    To amend the existing $305 million Loan Agreement
                              dated December 12, 2005 (the "existing Loan
                              Agreement") and to provide an additional $180
                              million of term loan debt needed to fund a portion
                              of the acquisition price of Trajen and related
                              acquisition costs.

3. Equity Investor            Macquarie FBO Holdings LLC, a Delaware limited
                              liability company, indirectly 100% owned by
                              Macquarie Infrastructure Company Trust, a New York
                              Stock Exchange listed entity ("MIC").

4. Lead Arrangers             Mizuho Corporate Bank, Ltd, Bayerische Landesbank,
                              New York Branch and Bank of Ireland

5. Co Lead Arranger           Macquarie Bank Limited ("MBL")

6. Syndication Agent          Bayerische Landesbank, New York Branch

7. Administrative Agent       Mizuho Corporate Bank, Ltd.

8. Documentation Agent        Bank of Ireland

9. Senior Lenders             Lead Arrangers and other banks or financial
                              institutions to whom the Facilities may be
                              syndicated.

10. Initial Lenders           Each Lead Arranger and each Co-Lead Arranger

11. Revolving Loan Lender     Mizuho Corporate Bank, Ltd.

12. Legal Advisor             Orrick, Herrington & Sutcliffe LLP

13. Other Consultants         Technical: Leigh Fisher Associates (a division of
                              Jacobs Consulting Inc.)

                              Environmental: Environmental Strategies Consulting

                              Insurance: Moore-McNeil, LLC

II. THE FACILITIES

14. The Facilities            The Facilities will consist of the following:

                              (iv) Term Loan Facility of $300,000,000, 100% of
                                   which was drawn on December 14, 2005, plus amounts funded under the Delayed Draw
                                   Acquisition Facility;

                              (v)  Delayed Draw Acquisition Facility up to
                                   $180,000,000.

                              (vi) Revolving Credit Facility of $5,000,000.

                              The Delayed Draw Acquisition Facility will be used to partially finance the acquisition of Trajen.

TERM LOAN FACILITY

15. Use of Proceeds           The Term Loan was used to refinance existing debt
                              of NACH and MANA, pay for any costs and expenses
                              associated with the borrowing and finance a
                              distribution to Equity Investor. 100% of the Term
                              Loan Proceeds were drawn on December 14, 2005.

16. Term Loan Maturity Date   December 12, 2010.

17. Closing Date              December 12, 2005

DELAYED DRAW ACQUISITION
FACILITY

18. Use of Proceeds           The Delayed Draw Acquisition Facility is available
                              to acquire 100% of the equity in Trajen.

19. Drawdown                  Advances under the Delayed Draw Acquisition
                              Facility may be made in a single distribution up
                              to the full amount of the Delayed Draw Acquisition
                              Facility.

20. Repayment                 Advance under the Delayed Draw Acquisition
                              Facility will be

                              classified as part of the Term Loan Facility, and, for the avoidance of doubt, are subject to the same repayment terms and conditions as those applicable to the Term Loan Facility.

                              All amounts outstanding under the Term Loan
                              Facility (including advances made under the Delayed Draw Acquisition Facility) shall be due and payable pari passu in full on the Maturity
                              Date.

21. Termination of Delayed    Unused commitments under the Delayed Draw
    Draw Acquisition          Acqusition Facility will be terminated on the
    Facility                  earlier of (i) the day of a partial draw down of
                              the Facility or (ii) December 31, 2006.

22. Amendment Closing Date    [May 31, 2006]

REVOLVING CREDIT FACILITY

23. Use of Proceeds           Borrower may utilize the Revolving Credit Facility
                              for Letters of Credit and working capital
                              requirements.

24. Maturity Date             Term Loan Maturity Date.

25. Closing Date              December 12, 2005.

26. Drawdown                  Advances under the Revolving Credit Facility may
                              be made, and Letters of Credit may be issued, on a
                              revolving basis up to the full amount of the
                              Revolving Credit Facility.

27. Prepayment                Prepayments of the Revolving Credit Facility are
                              permitted without penalty on any Interest Payment
                              Date upon not less than three (3) days prior
                              written notice to the Revolving Loan Lender.
                              Optional Prepayments of the Revolving Credit
                              Facility must be made in a minimum amount of
                              $100,000 and in increments of $50,000. All amounts
                              outstanding under the Revolving Credit Facility
                              shall be due and payable in full on the Maturity
                              Date.

IV. THE CREDIT FACILITIES

28. Mandatory Prepayment      The Borrower shall promptly make Mandatory
                              Prepayments in the following situations. The
                              Mandatory Prepayments shall be applied to the
                              Loans, including any amounts added to the Term
                              Loan Facility due to draws under the Delayed Draw
                              Acquisition Facility.

                              i. If any insurance or condemnation proceeds
                              (other than business interruption insurance) are not used for reconstruction, Borrower will prepay that amount of the Loans, without penalty, subject to appropriate materiality tests.

                              ii. If, during any fiscal year, any net proceeds from a sale of the

                              Borrower's or its subsidiary's property that is not used to purchase replacement assets exceeds
                              $250,000, Borrower will prepay the Loans in the amount of such excess.

                              iii. If Borrower or its subsidiaries incurs debt for borrowed money that is not permitted indebtedness, 100% of the net debt proceeds will be applied to prepay the Loans.

                              iv. If Borrower or its subsidiaries sells or issues equity securities (other than any issuance or sale to fund expansion capital expenditures or to prepay Loans in the event described in paragraph vi below, or certain intercompany issuances), 100% of the net equity proceeds will be applied to prepay the Loans.

                              v. The proceeds of any termination payment or similar compensation received in respect of the termination of any FBO Lease, management contract or the heliport contract will be applied to prepay the Loans.

                              vi. If one or more Distribution Requirements are not satisfied for two consecutive Distribution
                              Dates following a deposit of Excess Cash Flow to the Special Reserve Account as described in
                              Section 31 below.

                              vii. If, during the Leverage Ratio Test Period, the Debt to EBITDA Ratio (as defined below) is higher than amounts set out below Borrower will be required to sweep all cash to pay down the Loans until the following ratios have been achieved.
                              Failure to achieve the following ratios within two quarters after the test date shall result in an Event of Default:

                              Date of Debt to EBITDA Ratio test   Maximum ratio
                              ---------------------------------   -------------
                              From the third anniversary of
                                 term loan drawdown To fourth
                                 anniversary:                          5.5x
                              From the fourth anniversary of term
                                 loan drawdown To six months prior
                                 to Maturity Date:                     5.0x
                              From six months prior to Maturity
                                 Date
                              To full repayment:                       4.5x

                              In all cases the debt repayment can be made from cash on hand or additional equity injection from Equity Investor.

29. Optional Prepayment       Prepayments of the Term Loan Facility are
                              permitted without penalty (subject to the payment
                              of any break funding costs incurred, including
                              reversing interest rate hedging transactions) upon
                              at least five Business Days written notice.
                              Optional Prepayments of the Term Loan Facility
                              must be made in a minimum amount of $1,000,000 and
                              in increments of $500,000. Amounts repaid under
                              the Term Loan Facility may not be redrawn.

30. Mandatory Debt Service    Interest, Commitment Fee, Agency Fee and periodic
                              scheduled hedging obligations payable by the
                              Borrower will be considered Mandatory Debt
                              Service.

31. Restricted Payments       Borrower may make quarterly distributions (within
    (Lock-Up)                 35 days following each quarterly payment date) so
                              long as the following conditions (together the
                              "Distribution Requirements") have been met:

                              i.   The DSCR for the preceding twelve month
                                   period is 1.50 or higher;

                              ii. The DSCR for the subsequent twelve month period is projected to be 1.50 or higher;

                              iii. Debt Service Reserve Account is fully funded;

                              iv. During the EBITDA Test Period, no failure of the Applicable Minimum EBITDA has occurred and no Lock-Up Period is outstanding;

                              v.   Mandatory Prepayments have been made; and,

                              vi.  No Default or Event of Default exists.

                              In the event that distributions are not permitted due to failure to achieve the Distribution
                              Requirements, then monies which would have been distributed absent such failures will be deposited and trapped in the Special Reserve Account.
                              Following such deposit, if on each of the next succeeding two (2) Distribution Dates the Distribution Requirements are not satisfied, then all monies which have been on deposit in the Special Reserve Account for at least six (6) months shall be applied to a Mandatory Prepayment of the Term Loan Facility. All monies on deposit in the Special Reserve Account (and not required to make a Mandatory Prepayment in accordance with the preceding sentence) shall be available for distribution if the Distribution Requirements are satisfied for each of the succeeding two
                              Distribution Dates.

32. Applicable EBITDA         At each distribution date during the period from
    Minimum                   the Term Loan Disbursement Date through December
                              31, 2008 (the "EBITDA Test Period"), trailing 12
                              month EBITDA (on a pro forma basis, as if all
                              facilities had been owned for the full twelve
                              months) shall exceed the following levels:

                              Year   Minimum EBITDA
                              ----   --------------
                              2006   $66.9 million
                              2007   $71.9 million
                              2009   $77.5 million

33. Collateral                The Facilities are, among other things, secured by
                              a grant of first priority security interest in the
                              following property (subject to acceptable
                              encumbrances):

                              i.   Project Revenues (including all income,
                                   revenues, all interest

                                   earned on deposits and reserves, rates, fees, charges, rentals, or other receipts derived by or related to the operations of the Borrower and its subsidiaries, and any revenues assigned to the Borrower and its subsidiaries and proceeds of the sale or other disposition of all or any part of the Borrower's or its subsidiaries' assets
                                   ("Project Revenues"), project accounts and cash therein, including the Debt Service
                                   Reserve Account.

                              ii. (A) Pledge of shares of the Borrower and (B) as and to the extent permitted under the terms of the applicable FBO Leases and other airport services contracts, pledge of shares of each of the subsidiaries of the Borrower.
                                   [The Borrower will make all reasonable
                                   efforts to obtain the consent of the airport authorities to the extent such consent is required under the applicable FBO lease or airport management contract to pledge the subsidiary's shares. If, despite such efforts, the Borrower is unable to obtain all relevant consents, including from the airport authority of Brainard-Hartford Airport for the pledge of shares of the Connecticut subsidiaries within 30 days after the Amendment Closing Date, such subsidiaries will be directly and wholly-owned by a single purpose affiliate whose shares will be pledged.]

                              iii. Security interest in substantially all assets
                                   of the business, including, all management contracts and FBO leases, all other material agreements and rights to receive Project
                                   Revenues (including fuel contracts,
                                   subleases, service agreements, employment agreements), licenses, equipment and machinery, inventory (including jet fuel) and account receivables and intellectual property
                                   (including the "Atlantic Aviation" brand name, the "Trajen" trademark and any other acquired intellectual property) whether existing at the Amendment Closing Date or thereafter acquired, and the proceeds thereof. Note that under most of the FBO leases, prior consent of the airport authority is required to collaterally assign the FBO leases, and the Borrower is obligated to use commercially reasonable efforts to obtain consents from the airport authorities.

                              v.   Insurance policies and any claims or
                                   proceeds.

34. Hedging Requirements      Borrower is required to enter into interest rate
                              hedges or novation arrangements with the swap
                              providers from the original financings at
                              financial close for at least 100% of the Term Loan
                              Facility and Delayed Draw Acquisition Facility
                              interest rate exposure, for the remaining term of
                              the Term Loan Facility and Delayed Draw
                              Acquisition Facility. All hedging payments will
                              rank pari-passu with the Facilities.

35. Representations and       Includes:
    Warranties
                              i.   Valid existence of Borrower;

                              ii.  Due authorization of Borrower;

                              iii. Governing law, enforcement of judgments,
                                   validity and


                                   admissibility;

                              iv.  No default;

                              v. Consolidated financial statements of Borrower and its subsidiaries are in accordance with its books and records and GAAP;

                              vi. Funding of pension plans and compliance with ERISA;

                              vii. Payment of taxes (subject to customary
                                   contest rights);

                              viii. No material pending or threatened uninsured
                                   litigation;

                              ix.  Ownership of or leasehold interest in assets;

                              x. No breach of environmental or other laws in any material respect (subject to customary contest rights);

                              xi.  No other business;

                              xii. Insurance coverage is in line with prudent
                                   market practice;

                              xiii. All consents, filings, and licenses etc.
                                   required for conduct of business have been obtained and are in full force and effect;

                              xiv. No indebtedness for borrowed money other than
                                   permitted indebtedness;

                              xv. Effectiveness, enforceability of material agreements;

                              xvi. Creation, perfection and first priority of
                                   liens (except permitted liens);

                              xvii. Solvency;

                              xviii. No Material Adverse Effect;

                              xix. Due authorization and valid issuance of all
                                   outstanding equity interests of Borrower and its subsidiaries;

                              xx. Non-deferred payment of purchase price for aviation fuel at prevailing market prices at time of delivery; and

                              xxi. Accuracy of information furnished.

36. Conditions Precedent      Usual and customary Conditions Precedent to
                              signing of the amended loan documentation include,
                              but are not limited to, delivery of legal opinions
                              satisfactory to Lead Arrangers, delivery of
                              satisfactory executed Purchase and Sale Agreement
                              ("PSA") between NACH and the shareholders of
                              Trajen, payment of all Amendment Fees (as set
                              forth in the fee letter attached as Exhibit B to
                              the Commitment Letter), no Default or Event of
                              Default shall have occurred and be continuing and
                              execution, delivery of consultants' reports and
                              audited financial statements of Trajen and its
                              subsidiaries that are not materially different
                              from those received by the Lead Arrangers as of
                              the date of the Commitment Letter, and delivery of
                              documentation satisfactory to the Lead Arrangers.

                              Conditions Precedent to Advances under the Delayed
                              Draw Acquisition Facility, include but are not
                              limited to, delivery of revised base case
                              projections, operating budget and pro forma
                              balance sheet reflecting the contemplated
                              acquisition, in a form consistent with those
                              already provided to the Lead Arrangers
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                              and with financial projections not materially
                              different from the financial model dated March 31,
                              2006 delivered to the Lead Arrangers, payment of
                              the Underwriting Fees and Arrangement Fees (each
                              as set forth in the fee letter attached as Exhibit
                              B to the Commitment Letter), all third party
                              consents and approvals, certification that all
                              conditions of PSA have been met, evidence of
                              payment of acquisition purchase price and
                              repayment in full of all existing indebtedness of
                              Trajen and all related liens released, funding of
                              the debt service reserve, all pledges of security
                              in Trajen and its subsidiaries' assets and equity
                              interests be in full force and effect (with local
                              opinions as necessary), executed joinder
                              agreements to the Subsidiary Guarantee and
                              Contribution Agreement by Trajen and its
                              subsidiaries, all representations and warranties
                              shall be true, correct and accurate, absence of
                              certain changes (as defined in the PSA), delivery
                              of legal opinions satisfactory to Lead Arrangers,
                              no Default or Event of Default shall have occurred
                              and be continuing and no Default or Event of
                              Default will result from the acquisition, no
                              Material Adverse Effect (as such term is defined
                              in the PSA) arising out of the assets or property
                              (owned or leased), contracts, governmental
                              authorizations, labor events or business
                              relationships of Trajen and its subsidiaries has
                              occurred or is reasonably expected to occur since
                              the signing of the amended loan documentation, and
                              funding by MIC of a minimum of $175 million of
                              equity.

37. Undertakings              Positive and negative undertakings given by the
                              Borrower as set forth in the existing Loan
                              Agreement and in customary form for transactions
                              of this nature with appropriate adjustments being
                              made to account for the addition of the Delayed
                              Draw Acquisition Facility, including without
                              limitation appropriate materiality tests,
                              permitted exceptions and, where appropriate, de
                              minimis provisions.

38. Event of Default          Includes:

                              i. Non-payment (with 3 Business Days grace for interest and other non-principal amounts);

                              ii.  Failure by the Borrower to comply with
                                   covenants relating to inspections of the property and offices of the Borrower and its Subsidiaries, Use of Proceeds; insurance, a default under any Subsidiary Guaranty or other Security Document, legal existence and good standing of the Borrower and its Subsidiaries, hedging arrangements, compliance with legal requirements and contractual obligations, provision of
                                   Additional Collateral, its obligations in respect of New Subsidiaries and all Negative
                                   Covenants;

                              iii. Default by the Borrower or any other Loan
                                   Party in performance or breach of other
                                   obligations or undertakings under any Loan
                                   Document not remedied within a 30-day
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                                   remedy period for affirmative covenants
                                   (extendable for longer period granted at
                                   Administrative Agent's discretion if remedy
                                   cannot be accomplished in 30 days and is
                                   being diligently pursued and extension does
                                   not result in a Material Adverse Effect);

                              iv. Any representation or warranty made by the Borrower or any other Loan Party being untrue in any respect which will or may have a Material Adverse Effect;

                              v. Cross-default by the Borrower or any of its Subsidiaries with respect to any other debt
                                   (other than in respect of any subordinated debt) subject to materiality threshold of $500,000;

                              vi. Bankruptcy and insolvency events involving the Borrower or any of its Subsidiaries;

                              vii. Failure of Borrower or its subsidiaries to
                                   pay unstayed and uninsured judgments in
                                   excess of $500,000 within 30 days;

                              viii. Change of business;

                              ix. Any insurance required is terminated, ceases to be valid or is amended so as to have a Material Adverse Effect unless substantially similar cover (and which is otherwise in compliance with the Borrower's insurance covenants) replaces such insurance;

                              x. Nationalization, condemnation or government taking without fair value being paid therefor
                                   (so to allow replacement of such property or prepayment of the Obligations);

                              xi.  Required authorizations are revoked or
                                   terminated (unless reinstated within 10 days or such longer period as necessary so long as such event could not reasonably be expected to have a Material Adverse Effect and Borrower is diligently pursuing reinstatement);

                              xii. The Borrower or any of its Subsidiaries fails
                                   to comply with applicable laws, including all applicable environmental laws, that will result in a Material Adverse Effect;

                              xiii. Backward DSCR is less than or equal to 1.20
                                   as of the end of any quarter;

                              xiv. Change of Control;

                              xv.  Failure to perform any Material Contract
                                   (subject to 30 day remedy period or such longer period granted at the Administrative
                                   Agent's discretion if remedy cannot be
                                   accomplished in 30 days and is being
                                   diligently pursued and extension does not result in a Material Adverse Effect);
                                   provided that failure on the part of a party other than the Borrower or its subsidiaries is an Event of Default only if such failure has Material Adverse Effect;

                              xvi. Inappropriate use of, or withdrawal of funds
                                   from, project accounts by the Borrower or any party to a Material Contract;

                              xvii. Default under the Subsidiary Guaranty or any
                                   other Security Document;

                              xviii. Any Loan Document ceases to be in full
                                     force and effect; or Security ceases to be
                                     effective as first priority security
                                     (subject to Permitted Liens); or the
                                     issuance of any equity securities are not
                                     subject to first priority, perfected lien;
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                              xix. Any reportable ERISA event;

                              xx. Any Material Contract ceases to be in full force and effect, or is terminated prior to the scheduled expiration date, or any material provision thereof is declared null and void;

                              xxi. Abandonment of business at any airport for 30
                                   days; or

                              xxii. Any event of condition involving financial
                                   impact to the Borrower of its Subsidiaries in excess of $10 million that could have a Material Adverse Effect.

                              An Event of Default in (xv), (xx) or (xxi) above that affects an FBO or FBOs (other than the fifteen largest FBO contributors of EBITDA) may be cured prior to acceleration of the Loans by prepayment of that portion of the Loan Facility that corresponds to the highest of the projected, actual or preceding three-year average EBITDA contribution of the affected FBO(s). Such prepayment will release the affected FBO(s) from the Loan Documents. This method of cure may be exercised only once during the term of the Loans, and only if the proportional EBITDA contribution of the affected FBO(s) does not exceed 5% of aggregate EBITDA.

IV. INTEREST RATE AND FEES

39. Interest Rate             The Facilities will bear interest at one, two,
                              three or six month LIBOR plus the Applicable
                              Margin.

40. Applicable Margin         Years 1 to 3: 1.75%;
                              Years 4 to 5: 2.00%.

41. Interest Payment Date     Interest will be paid in arrears on the last day
                              of each Interest Period, except in the case of a
                              six month Interest Period, where interest will
                              also be paid three months from the start of the
                              Interest Period.

42. Interest Period           One, two, three or six months.

43. Default Rate              Interest Rate plus 2% per annum.

44. Commitment Fee            0.50% per annum of the undrawn portion of the
                              Facilities, including the Delayed Draw Acquisition
                              Facility, payable on any Interest Payment Date.
                              The Commitment Fee will accrue in arrears from the
                              Closing Date.

V. FLOW OF FUNDS

45. Priority of Payments      Following each Interest Payment Date, after
                              payment of operating expenses, taxes and required
                              capital expenditures then due and payable,
                              payments for the following amounts shall be made
                              in the following order of priority:

                              i. Fees and expenses due to the Lead Arrangers and Senior Lenders;

                              ii.  Interest on the Term Loan Facility, the
                                   Revolving Credit
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                                   Facility and the Delayed Draw Acquisition
                                   Facility, as well as any periodic scheduled
                                   hedging obligations;

                              iii. Mandatory Prepayments of the Loans;

                              iv.  Any required payments to the Debt Service
                                   Reserve Account;

                              v.   Optional Repayment and any hedging
                                   termination obligations payable as a result of such repayment;

                              vi.  Any payments (if applicable) to the Special
                                   Reserve Account;

                              vii. Distributions to Equity Investor.

46. Debt Service Reserve      Borrower shall maintain a Debt Service Reserve
    Account                   Account in an amount equal to six months of
                              Mandatory Debt Service payable under the
                              Facilities. The Debt Service Reserve Account shall
                              be fully funded on the Closing Date.
                              Alternatively, a letter of credit by a financial
                              institution rated at least A-/A3 may be posted for
                              the benefit of the Senior Lenders on the Closing
                              Date.

VI. RATIOS

47. Debt Service Coverage     The Debt Service Coverage Ratio ("DSCR") for a
    Ratio                     particular period will be calculated on a
                              quarterly basis as the ratio of (a) Net Cash Flow
                              for the twelve-month period ending on the
                              respective calculation date to (b) Mandatory Debt
                              Service for the twelve-month period ending on the
                              respective calculation date.

48. Debt to EBITDA Ratio      The Debt to EBITDA Ratio as of a particular date
                              will be calculated as the ratio of (a) total
                              amount of Facilities outstanding to (b) earnings
                              before interest, tax, depreciation and
                              amortization.

49. Net Cash Flow             "Net Cash Flow" means, in respect of any period,
                              (a) aggregate Project Revenues received during
                              such period plus additional equity contributions
                              during such period not used to pay for expansion
                              capital expenditures, less (b) the operating
                              expenses, maintenance capital expenditure and
                              taxes paid during such period, but excluding any
                              expansion capital expenditures funded with
                              distributed amounts or equity contributions or
                              financed with permitted debt, non-cash charges,
                              interest and principal payments on the loans,
                              distributions, investments, costs paid by
                              insurance proceeds, and employee phantom stock
                              ownership plan payments.

VII. GENERAL

50. Reporting requirements    viii. Annual audited Financial Statements no later
    of the Borrower                than 90 days after close of each fiscal year;

                              ix. Quarterly Financial Statements no later than 45 days after close of each fiscal quarter;

                              x.   Contemporaneously with delivery of (i) and
                                   (ii): a compliance certificate stating that
                                   an Event of Default has not occurred, or if
                                   an Event of Default has occurred and is
                                   continuing (and assuming the Administrative
                                   Agent has agreed in its discretion
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                                   to extend the cure period), a statement as to
                                   the nature thereof and proposed cure
                                   remedies;

                              xi. a certificate stating all expansion capital expenditures during the previous quarter and the source of funds for such expenditures;

                              xii. Monthly operating reports no later than 30
                                   days after close of each month;

                              xiii. EBITDA certificate no later than 30 days
                                   after close of each fiscal quarter during the EBITDA Test Period, certifying the EBITDA for the twelve-month period;

                              xiv. Debt to EBITDA Ratio certificate no later
                                   than 30 days after close of each fiscal
                                   quarter during the Leverage Ratio Test
                                   Period, certifying the Debt to EBITDA Ratio for the twelve-month period; and

                              xv. DSCR certificate no later than 30 days after the close of each fiscal quarter, certifying the DSCR for the twelve-month period.

51. Governing Law             The documentation is governed by New York law,
                              venue shall be in New York County, and contains a
                              waiver of jury trial.
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